UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2022

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Boulevard,
St. Louis,	Missouri	63105
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	CNC	NYSE

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 23, 2022, the Board of Directors (the “Board”) of Centene Corporation (the “Company”) approved a request from Michael Neidorff for a paid medical leave of absence from his roles as Chief Executive Officer, Chairman, and a director of the Company (the “Leave of Absence”). The Board also (i) appointed James Dallas as the Acting Chairman of the Board and (ii) appointed an expanded Office of the Chairman, consisting of Sarah London, Vice Chairman of the Board; Brent Layton, the Company’s President and Chief Operating Officer; Drew Asher, the Company’s Chief Financial Officer; and Shannon Bagley, the Company’s Chief Administrative Officer, to oversee the day-to-day management of the Company and discharge the duties of the Chief Executive Officer on an interim basis. Such leadership team will report to James Dallas in his position as Acting Chairman of the Board. The Board continues to be engaged in the previously announced succession process to appoint a new CEO, which is currently targeted for completion no later than Q2 2022.

ITEM 7.01 REGULATION FD DISCLOSURE

A copy of the press release announcing the events described in Item 5.02 above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated February 24, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	February 24, 2022	By:	/s/ Christopher A. Koster
Christopher A. Koster Executive Vice President, Secretary and General Counsel